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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 2-77062), and Forms S-8 (File Nos. 2-77060, 2-91694,
33-43955, 33-61759, 33-48287 and 333-05059) of our reports dated February 20,
1997, on our audits of the consolidated financial statements and related financial statement schedule of Instron Corporation as of December 31, 1996, and 1995, and for each of the three years in the period ended December 31, 1996 which reports are included in this Annual Report on Form 10-K.





Boston, Massachusetts                            /s/COOPERS & LYBRAND L.L.P.
March 31, 1997                                   -----------------------------
                                                 COOPERS & LYBRAND L.L.P.




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